                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/X/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              COMPASS BANCSHARES
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:
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COMPASS BANCSHARES                                   COMPASS BANCSHARES, INC.
                                                     15 SOUTH 20TH STREET
                                                     BIRMINGHAM, ALABAMA  35233



March 31, 1995



Dear Fellow Shareholder:

Between now and April 11, you have a very important decision to make. As a Compass shareholder, you will determine the future of our Company and its leadership.

The right choice is clear -- the slate of proven qualified and effective directors who are pledged to continue providing the successful leadership already on record.

We have demonstrated, with facts and figures, how your Board has consistently delivered growth and increased shareholder value. And we have laid out the reasons we believe Compass should continue on the highly successful strategic course it has followed in the past five years. Shareholders have seen average

    -  total returns of more than 25%

    -  dividend increases of more than 15%

    -  asset growth of more than 12%, and

    -  earnings per share increases of more than 15%

Your Board has sought and received expert advice about the best course to pursue to enhance shareholder value. It has carefully considered that advice and the arguments advanced by Mr. Brock concerning his vision of the future of banking in determining that now is not the time to sell the Company.

Your Board has maintained a consistent position throughout this entire experience. It has listened carefully to the advice of experts and the arguments of its members and has voted to adopt a strategic plan that does not call for the sale or merger of the Company. In contrast Mr. Brock and his group have set out to sell the Company without the benefit of anything more than estate planning advice.

In a final desperate attempt to gain your vote, Harry Brock has resorted to another taping episode -- this time a videotape. He splices together video clips made at different times in order to take quotes out of context and seeks to give the impression that he learned of the



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COMPASS BANCSHARES

discussions with Regions Bank for the first time through his unsuccessful lawsuit. The suit was in fact filed more than two weeks after information regarding the Regions matter first appeared in a national newspaper.

The tape distorts the simple truth that the discussions were instigated by Mr. Brock's suggesting to a Regions director that the Regions Chairman call Paul Jones. He knows that there was never a deal or serious negotiations, that no promises were made to Paul Jones, and that the subject was fully discussed at a Board meeting in which he participated and that it is now a closed issue. Mr. Brock knew what was going on long before filing any lawsuit and it is misleading if he gives the impression that this is new-found knowledge on his part. In fact, the Board merely again did its duty -- gave thoughtful consideration to an in-market merger to ascertain whether it was in the shareholders' interests, which it was not.

We are convinced that when you examine the conduct of the Brock Committee during the proxy fight you will agree that leadership is an issue and that the Company's slate is the only choice for maximizing shareholder value. Consider, for instance, that Mr. Brock has:

   - admitted to secretly taping up to 40 hours of telephone conversations with shareholders, employees, analysts, reporters and others;

   - completely disregarded his duty of confidentiality by releasing non-public Compass financial information to the press;

   - admitted that the First Union proposal was inadequate, after touting it to you for a month;

   - voted for resolutions concerning change-of-control agreements, confidentiality and indemnification only to criticize them later as ill-advised;

   - praised the Company's 1994 earnings in his January 27, 1995 press release and then questioned them in a letter to you;

   - claimed to be looking after the interests of employees, but set out on a deliberate course to create insecurity and mistrust through distribution of misinformation about a few conversations with Regions Bank.

Is this the leadership you want for your Company?

We think the right choice is to stay with the dedicated, independent and well-qualified Board that has built superior shareholder value for the last five years; to stay with the Board that will carefully consider all strategic options before it makes a decision; and to stay with the Board that seeks expert advice and counsel before it acts.



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COMPASS BANCSHARES



We strongly believe that the future of Compass Bancshares is a very bright one if we stay the course and re-elect the leadership that has provided such excellent returns to shareholders these past years.

Please vote your support for your current Board by signing, dating and promptly mailing the enclosed WHITE proxy card in the postage-paid envelope provided. We urge you not to sign any blue proxy cards.

Even if you have sent a blue proxy card, you have every right to change your vote. You may revoke that proxy, and vote for the Board's nominees by signing, dating and mailing the enclosed WHITE proxy card in the enclosed envelope.

Thank you again for your loyalty and support.

Sincerely,


The Board of Directors
Compass Bancshares, Inc.



/s/ Charles W. Daniel
- ---------------------------------------------
Charles W. Daniel


/s/ W. Eugene Davenport
- ---------------------------------------------
W. Eugene Davenport


/s/ Marshall Durbin, Jr.
- ---------------------------------------------
Marshall Durbin, Jr.


/s/ Tranum Fitzpatrick
- ---------------------------------------------
Tranum Fitzpatrick


/s/ D. Paul Jones, Jr.
- ---------------------------------------------
D. Paul Jones, Jr.


/s/ Goodwin L. Myrick
- ---------------------------------------------
Goodwin L. Myrick


/s/ John S. Stein
- ---------------------------------------------
John S. Stein



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                                   IMPORTANT

1. REGARDLESS OF HOW MANY SHARES YOU OWN, YOUR VOTE IS VERY IMPORTANT. PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY CARD.

    PLEASE VOTE EACH WHITE PROXY CARD YOU RECEIVE SINCE EACH ACCOUNT MUST BE VOTED SEPARATELY. ONLY YOUR LATEST DATED PROXY COUNTS.


2. WE URGE YOU NOT TO SIGN ANY BLUE PROXY CARDS SENT TO YOU BY THE BROCK COMMITTEE.


3. EVEN IF YOU HAVE SENT A BLUE PROXY CARD TO MR. BROCK, YOU HAVE EVERY RIGHT TO CHANGE YOUR VOTE. YOU MAY REVOKE THAT PROXY, AND VOTE FOR THE BOARD'S NOMINEES BY SIGNING, DATING AND MAILING THE ENCLOSED WHITE PROXY CARD IN THE ENCLOSED ENVELOPE.


4. IF YOUR SHARES ARE HELD IN THE NAME OF THE BANK, BROKER OR OTHER NOMINEE, PLEASE DIRECT THE PARTY RESPONSIBLE FOR YOUR ACCOUNT TO VOTE THE WHITE PROXY CARD AS RECOMMENDED BY MANAGEMENT.


             IF YOU HAVE ANY QUESTIONS ON HOW TO VOTE YOUR SHARES,
                        PLEASE CALL OUR PROXY SOLICITOR:
                        MORROW & CO. AT (800) 662-5200.


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